Copy

March 6, 2009 **Copy Number:_______**

Delivered to:_____________________________

NorAm Capital Holdings, Inc. ("NorAm")

Convertible Debenture Agreement
(the "Agreement")

ANY PROSPECTIVE INVESTOR WHO ACCEPTS DELIVERY OF THIS AGREEMENT AGREES TO HOLD IT IN CONFIDENCE. REPRODUCTION OR DISTRIBUTION OF THIS AGREEMENT OR ANY EXHIBITS HERETO, IN WHOLE OR IN PART, OR THE DISCLOSURE OF ITS CONTENTS, WITHOUT PRIOR WRITTEN CONSENT OF NORAM IS FORBIDDEN.

NORAM WILL MAKE AVAILABLE TO EACH PROSPECTIVE INVESTOR OR HIS INVESTOR REPRESENTATIVE OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM NORAM CONCERNING THE TERMS AND CONDITIONS OF THIS AGREEMENT, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT NORAM POSSESSES SUCH ADDITIONAL INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, AS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY AGREEMENT OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (HEREINAFTER REFERRED TO AS THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED BY A INVESTOR IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO NORAM THAT SUCH REGISTRATION IS NOT REQUIRED.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO THE REGISTRATION OR EXEMPTION THEREFROM.

THE MERITS OF THESE SECURITIES HAVE NOT BEEN PASSED UPON BY ANY FEDERAL OR STATE AGENCY OR OFFICIAL, NOR HAS ANY AGENCY OR OFFICIAL PASSED UPON THE ACCURACY OR ADEQUACY OF THIS AGREEMENT.

This Convertible Debenture Agreement (the "*Agreement*") dated effective as of the 6th day of March, 2009, is made by and among **NORAM CAPITAL HOLDINGS, INC.**, a Delaware corporation ("*NorAm*") and those persons set forth on the signature pages hereto and designated as holders (individually, a "*Holder*" and collectively, the "*Holders*"), and is joined in by **ANTHONY J. RENTERIA** ("*Renteria*") and **DANIEL M. COFALL** ("*Cofall*") for purposes of the covenant in Section 3.04 hereof, and provides as follows:

RECITALS

NorAm desires to issue and the Holders desire to purchase, the amount of NorAm's 5% interest, fifteen year convertible debentures (the "*Debentures*") set forth next to his signature on the signature pages hereto;

At anytime after issuance, the Debentures shall be convertible, at the option of the Holders, into shares of NorAm Class A Common Stock, $0.002 par value ("*Common Stock*");

In consideration of the mutual promises of the parties; in reliance on the representations, warranties, covenants, and conditions contained in this Agreement; and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1

PURCHASE OF DEBENTURES

1.01. Purchase of Debentures. NorAm agrees to sell, convey, transfer, assign, and deliver to Holders the Debentures, and each of the Holders agree to purchase the principal amount of Debentures set forth next to his signature on the signature pages hereto by payment to NorAm of the face amount of the Debentures (the "*Face Amount*").

1.02 Procedures for Subscription. In order to subscribe for the Debentures, after execution of this Agreement Holders shall complete, sign and submit to NorAm an Investor Questionnaire, substantially in the form of **Exhibit "A"** attached hereto and made a part hereof, and a Subscription Agreement and Representations and Warranties (a "*Subscription Agreement*"), substantially in the form of **Exhibit "B"** attached hereto.

1.03. Closing. On or before ten (10) days after execution of this Agreement (the "*Closing Date*"), the Holders shall purchase the Debentures. At the closing, the Holder shall tender certified funds in US$ by wire transfer or check to NorAm for the face amount of Debentures stated in his or her Subscription Agreement, and NorAm shall tender to the Holder the original certificate(s) evidencing the Debenture being purchased.

1.04. Terms of the Debentures. The Debentures shall be in the form substantially set forth on **Exhibit "C"** attached hereto and made a part hereof. The following is a summary of some of the terms of the Debentures, but such summary is for convenience only and is qualified in its entirety by reference to the attached **Exhibit "C"**:

A. Interest. Interest-only of five percent (5%) per annum of the Face Amount, payable semi-annually on the January 1 and July 1 of each year prior to maturity.

B. Maturity. Maturity shall be fifteen (15) years after the Closing Date. At Maturity all Face Amount shall be due and payable to Holders. The Maturity may be accelerated at the option of Holders upon default in the payment of interest or upon the death of Anthony Renteria.

C. Conversion into Common. Conversion option by the Holder at any time upon 15 days notice to NorAm, in which each $1.00 Face Amount of Debenture converts into 8.5877033 shares of NorAm Common Stock. The conversion ratio shall be adjusted for any stock splits or reverse splits occurring after the Closing Date.

D. Rank and Liquidation Preference. The Debentures are senior to all Common and Preferred Stock of NorAm in the event of liquidation of the company. The Debentures are unsecured.

E. Voting. The Debentures have no voting rights.

ARTICLE 2

RISK FACTORS

Purchase of Debentures involves a very high degree of risk. Holders acknowledge that the risks associated with such purchases include, but are not limited to, the following:

2.01. Size and Earnings History of NorAm. Although NorAm is a company whose common shares are quoted by the NASDAQ OTCBB system and is a reporting company under the Securities Exchange Act of 1934 (the "***Exchange Act***"), it is a small company with a very limited earnings history. Reference is made to NorAm's most recent annual 10-KSB filing, a copy of which is attached hereto and incorporated hereby as **Exhibit "D"**.

2.02. Operating Losses of NorAm. For the fiscal year ended September 30, 2008, NorAm had an operating loss of $185,801, and for the quarter ending December 31, 2008, NorAm had an operating loss of $37,429. Reference is made to NorAm's most recent quarterly 10-Q filing, a copy of which is attached hereto and incorporated hereby as **Exhibit "E"**.

2.03. Adequacy of Capital. The operating losses of NorAm have greatly depleted the working capital of NorAm. Lack of working capital may adversely impact the ability of NorAm to make its interest payment on the Debentures.

2.04. No Collateral. Unlike a secured loan, there is no collateral or assets securing the interest payment or the repayment of the Debentures. Thus, if NorAm fails to make the required payments on the Debentures, the Holders will have no recourse against specific assets of NorAm.

2.05. Absence of Public Market for Debentures. There is no market for the Debentures, and it is extremely unlikely that a trading market will develop for them. Accordingly, even in the absence of transfer restrictions, it is unlikely that a Holder will be able to readily dispose of the Debentures. Each Holder must, therefore, be prepared to hold the Debentures until they are fully redeemed.

2.06 Low Volume and Volatility of Common Stock. Although NorAm's Class A Common Stock is quoted on the NASDAQ OTCBB, the volume of stock traded has been very low and the price volatility has been very high. Over the last twelve months approximately 228,000 shares have traded, and the price per share has ranged from $0.07 to $0.75.

2.07 Transfer Restrictions. The Debentures (and the Common Stock that the Debentures are convertible into) are being offered without registration under the Securities Act of 1933 (the "**Act**"), the Texas Securities Act, as amended, (the "**Texas Act**") or any other applicable state securities laws. These securities are being offered and sold in reliance upon an exemption from registration afforded by Section 4(2) (transactions not involving any public offering) of the Act, Sections 5.I and 5.T of the Texas Act. The Common Stock and the Debentures may not be sold or transferred by a Holder in the absence of an effective registration under the Act and any applicable state securities laws or an opinion of counsel acceptable to the NorAm that such registration is not required.

ARTICLE 3

COVENANTS OF THE COMPANY

NorAm hereby covenants and promises to Holders as follows:

3.01. Salaries of Renteria and Cofall. NorAm covenants and agrees that the salary and bonus compensation paid to Renteria and Cofall shall at all times be reasonable and the annual amount payable to each shall not exceed the Agreed Executive Compensation, as hereafter defined. For purposes of this Agreement, "***Agreed Executive Compensation***" shall mean a Approved Base Salary plus an Approved Bonus. "***Approved Base Salary***" shall mean the annual base salary from time to time set by the Board of Directors of NorAm for Renteria and/or Cofall (which may not necessarily be equal in amount) of not more than $200,000 . "Approved Bonus" shall mean a quarterly bonus approved by the Board of Directors for each of Renteria and/or Cofall (which may not necessarily be equal in amount) of not more than 4% of Gross Margin. "***Gross Margin***" means the revenue of NorAm less all direct costs of sales.

3.02 Key Man Life Insurance on Renteria. At all times NorAm agrees to maintain valid term life insurance on Renteria in an amount at least equal to the total Face Amount outstanding of the Debentures.

3.03 Additional Debentures. So long as the Debentures are outstanding, NorAm agrees not to issue additional debentures having terms on a par with or superior to the Debentures without the prior written approval of the Holders. This limitation shall not be interpreted as restricting NorAm from entering into secured or unsecured leases, purchase money obligations or bank lines of credit.

3.04. Board of Directors Position. Renteria and Cofall agree to cause their affiliates to vote their shares of Common Stock of NorAm in favor of a person nominated by Holders, for one seat on the Board of Directors. It is contemplated that such person will be Danny Stewart, but another person may be nominated by Holders, provided such other person is acceptable to either Renteria or Cofall.

3.05. Termination of Covenants. The covenants set forth in this Article 3 shall automatically terminate upon the earlier of (i) Maturity and repayment of the Face Amount of the Debentures, or (ii) conversion of the Debentures into Common Stock and cumulative amounts paid or distributed with respect to the Debentures and the Common Stock (by way of interest or dividends or redemption) equal to or greater than the original Face Amount of the Debentures.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

In order to induce NorAm to enter into this Agreement, Holders represent, warrant, and covenant to NorAm, effective as of the date of this Agreement and again as of the Closing Date, as follows:

4.01. Representations and Warranties in Subscription Agreement. Holders reaffirm the representations and warranties set forth in Exhibit "B" attached hereto and made a part hereof. Specifically, Holders represent that they are "accredited investors" as that term is defined under the Act or the regulations thereunder.

4.02 Experience and Knowledge. Holders have such knowledge and experience in financial and business matters that Holders are capable of evaluating the merits and risks of an investment in the Debentures of NorAm.

4.03 Information Provided. Holders have received and have read NorAm's most recent Form 10-KSB annual report for the fiscal year ended September 30, 2008 and Form 10-Q quarterly report for the three month period ended December 31, 2008, on file with the SEC (all such reports, the "**Public Information**"). Holders have received and read this Agreement, including all exhibits annexed hereto, and Holders confirm that all documents, records and books pertaining to Holders' proposed investment in NorAm have been made available to Holders.

Holders have had an opportunity to ask questions of and received satisfactory answers from NorAm or any person or persons acting on NorAm's behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Holders. Holders have received no representations or warranties from NorAm or its directors, officers, employees or agents, other than those contained in the Public Information or this Agreement.

4.04 Speculative Investment. Holders represents that (i) it has been called to Holders's attention, by those individuals with whom Holders has dealt in connection with Holders's investment in NorAm, that Holders's investment in NorAm is speculative and involves a degree of risk of loss by Holders of Holders's entire investment in NorAm and that Holders must bear the economic risk of such investment for an indefinite period of time with respect to the Debentures and the Common Stock because there is no market or currently a very limited market for such instruments, and (ii) no assurances are or have been made regarding any economic advantages (including tax) that may inure to the benefit of the Holders. Holders are able to bear the economic risk of the investment in the securities subscribed for, and Holders have sufficient net worth to sustain a loss of Holders's entire investment in NorAm without economic hardship if such a loss should occur;

4.05 No Assurance of NorAm Profits or Common Stock Investment. Holders acknowledge and are aware that it never has been represented, guaranteed, or warranted to Holders by any NorAm, its directors or officers, its agents or employees, or any other person, expressly or by implication, any of the following: (i) the approximate or exact length of time that Holders will be required to remain as owner of the Common Stock; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the investment in the Common Stock or (iii) that any future projections of NorAm will in any way indicate the predictable results of the ownership of securities or of the overall financial performance of NorAm.

ARTICLE 5

GENERAL

5.01. Notices. All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally or by nationally recognized overnight courier to the party or parties to whom notice is to be given, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the party to whom notice is to be given at the address set forth below or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose. All notices and other communications shall be given as follows:

NorAm:

NorAm Capital Holdings, Inc.
P.O. Box 9250
Dallas, Texas 75209

Holders:

At the addresses shown underneath each Holder's signature.

5.02. Integrated Agreement. This instrument contains and constitutes the entire agreement between and among the parties herein and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. There are no agreements, understandings, restrictions, warranties or representations among the parties relating to the subject matter hereof other than those set forth or referred to herein. All exhibits attached hereto and all schedules delivered pursuant hereto are hereby incorporated herein and made a part of this Agreement. This instrument is not intended to have any legal effect whatsoever, or to be a legally binding agreement or any evidence thereof, until it has been signed by all parties hereto. Any reference to this Agreement shall be deemed to also refer to the exhibits, schedules, and attachments hereof.

5.03. Construction. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the

context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained herein.

5.04. Invalidity. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provisions shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provisions while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.

5.05. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

5.06 Litigation Expense. In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the other parties to such action such party's reasonable attorneys' and accountants' fees, court costs and other expenses incidental to such litigation.

5.07 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

5.08 Amendment and Waiver. This Agreement may be amended at any time, but only by an instrument in writing executed by both parties hereto. A party hereto may waive any requirement to be performed by the other party, provided that such waiver shall be in writing and executed by the party waiving the requirement.

5.09. Time of Essence. Time shall be of the essence with respect to the performance by the parties hereto of their respective obligations hereunder.

5.10. Negation of Third-Party Beneficiary. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement.

5.11. Survival of Representations and Warranties. The representations, covenants, and warranties contained in this Agreement shall survive the Closing Date for a period of two (2) years and shall be true on and as of the Closing Date as provided herein as if specifically made thereon. However, the survival period shall be tolled and suspended at such time and for any period of time at or during which (i) any party hereto gives notice of a claim for a breach of a representation, warranty, covenant, or indemnity prior to the expiration date of the survival period, or (ii) any such breach of a representation, warranty, covenant, or indemnity occurs and involves fraud or willfulness, and (iii) the breach of any such representation, warranty, covenant, or indemnity has been within the actual knowledge of the offending as to the nature and extent of the matter giving rise to the breach.

5.12. Governing Law. This Agreement has been made and entered into in Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas, and the obligations of the parties hereunder are performable in Dallas County, Texas. Each of the parties hereby irrevocably consents and submits to the exclusive jurisdiction of the courts of Dallas County, Texas in any proceeding brought to construe or enforce, or otherwise affecting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed below.

NORAM:

NORAM CAPITAL HOLDINGS, INC.,
a Delaware corporation

By: ______________________________
Anthony Renteria, Chief Executive Officer

By: ______________________________
Daniel M. Cofall, Chief Financial Officer

PURCHASERS:

______________________________ Face Amount: $150,000
James R. Stewart
7807 Redbird Valley
San Antonio, Texas 75229

SSN: ______________________

____
Patricia M. Stewart

SSN: ______________________

AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

______________________________ Face Amount: $150,000
Daniel Stewart

SSN: ______________________

JOINED IN FOR PURPOSES OF SECTION 3.04, BY:

____
Daniel M. Cofall

____
Anthony J. Renterial

signed copy

March 6, 2009 **Copy Number:________**

Delivered to:________________________________

NorAm Capital Holdings, Inc. ("NorAm")

Convertible Debenture Agreement (the "Agreement")

ANY PROSPECTIVE INVESTOR WHO ACCEPTS DELIVERY OF THIS AGREEMENT AGREES TO HOLD IT IN CONFIDENCE. REPRODUCTION OR DISTRIBUTION OF THIS AGREEMENT OR ANY EXHIBITS HERETO, IN WHOLE OR IN PART, OR THE DISCLOSURE OF ITS CONTENTS, WITHOUT PRIOR WRITTEN CONSENT OF NORAM IS FORBIDDEN.

NORAM WILL MAKE AVAILABLE TO EACH PROSPECTIVE INVESTOR OR HIS INVESTOR REPRESENTATIVE OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM NORAM CONCERNING THE TERMS AND CONDITIONS OF THIS AGREEMENT, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT NORAM POSSESSES SUCH ADDITIONAL INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, AS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY AGREEMENT OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (HEREINAFTER REFERRED TO AS THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED BY A INVESTOR IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO NORAM THAT SUCH REGISTRATION IS NOT REQUIRED.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO THE REGISTRATION OR EXEMPTION THEREFROM.

THE MERITS OF THESE SECURITIES HAVE NOT BEEN PASSED UPON BY ANY FEDERAL OR STATE AGENCY OR OFFICIAL, NOR HAS ANY AGENCY OR OFFICIAL PASSED UPON THE ACCURACY OR ADEQUACY OF THIS AGREEMENT.

This Convertible Debenture Agreement (the "***Agreement***") dated effective as of the 6th day of March, 2009, is made by and among **NORAM CAPITAL HOLDINGS, INC.**, a Delaware corporation ("***NorAm***") and those persons set forth on the signature pages hereto and designated as holders (individually, a "***Holder***" and collectively, the "***Holders***"), and is joined in by **ANTHONY J. RENTERIA** ("***Renteria***") and **DANIEL M. COFALL** ("***Cofall***") for purposes of the covenant in Section 3.04 hereof, and provides as follows:

RECITALS

NorAm desires to issue and the Holders desire to purchase, the amount of NorAm's 5% interest, fifteen year convertible debentures (the "***Debentures***") set forth next to his signature on the signature pages hereto;

At anytime after issuance, the Debentures shall be convertible, at the option of the Holders, into shares of NorAm Class A Common Stock, $0.002 par value ("***Common Stock***");

In consideration of the mutual promises of the parties; in reliance on the representations, warranties, covenants, and conditions contained in this Agreement; and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1

PURCHASE OF DEBENTURES

1.01. Purchase of Debentures. NorAm agrees to sell, convey, transfer, assign, and deliver to Holders the Debentures, and each of the Holders agree to purchase the principal amount of Debentures set forth next to his signature on the signature pages hereto by payment to NorAm of the face amount of the Debentures (the "***Face Amount***").

1.02 Procedures for Subscription. In order to subscribe for the Debentures, after execution of this Agreement Holders shall complete, sign and submit to NorAm an Investor Questionnaire, substantially in the form of **Exhibit "A"** attached hereto and made a part hereof, and a Subscription Agreement and Representations and Warranties (a "***Subscription Agreement***"), substantially in the form of **Exhibit "B"** attached hereto.

1.03. Closing. On or before ten (10) days after execution of this Agreement (the "***Closing Date***"), the Holders shall purchase the Debentures. At the closing, the Holder shall tender certified funds in US$ by wire transfer or check to NorAm for the face amount of Debentures stated in his or her Subscription Agreement, and NorAm shall tender to the Holder the original certificate(s) evidencing the Debenture being purchased.

1.04. Terms of the Debentures. The Debentures shall be in the form substantially set forth on **Exhibit "C"** attached hereto and made a part hereof. The following is a summary of some of the terms of the Debentures, but such summary is for convenience only and is qualified in its entirety by reference to the attached **Exhibit "C"**:

A. Interest. Interest-only of five percent (5%) per annum of the Face Amount, payable semi-annually on the January 1 and July 1 of each year prior to maturity.

B. Maturity. Maturity shall be fifteen (15) years after the Closing Date. At Maturity all Face Amount shall be due and payable to Holders. The Maturity may be accelerated at the option of Holders upon default in the payment of interest or upon the death of Anthony Renteria.

C. Conversion into Common. Conversion option by the Holder at any time upon 15 days notice to NorAm, in which each $1.00 Face Amount of Debenture converts into 8.5877033 shares of NorAm Common Stock. The conversion ratio shall be adjusted for any stock splits or reverse splits occurring after the Closing Date.

D. Rank and Liquidation Preference. The Debentures are senior to all Common and Preferred Stock of NorAm in the event of liquidation of the company. The Debentures are unsecured.

E. Voting. The Debentures have no voting rights.

ARTICLE 2

RISK FACTORS

Purchase of Debentures involves a very high degree of risk. Holders acknowledge that the risks associated with such purchases include, but are not limited to, the following:

2.01. Size and Earnings History of NorAm. Although NorAm is a company whose common shares are quoted by the NASDAQ OTCBB system and is a reporting company under the Securities Exchange Act of 1934 (the "***Exchange Act***"), it is a small company with a very limited earnings history. Reference is made to NorAm's most recent annual 10-KSB filing, a copy of which is attached hereto and incorporated hereby as **Exhibit "D"**.

2.02. Operating Losses of NorAm. For the fiscal year ended September 30, 2008, NorAm had an operating loss of $185,801, and for the quarter ending December 31, 2008, NorAm had an operating loss of $37,429. Reference is made to NorAm's most recent quarterly 10-Q filing, a copy of which is attached hereto and incorporated hereby as **Exhibit "E"**.

2.03. Adequacy of Capital. The operating losses of NorAm have greatly depleted the working capital of NorAm. Lack of working capital may adversely impact the ability of NorAm to make its interest payment on the Debentures.

2.04. No Collateral. Unlike a secured loan, there is no collateral or assets securing the interest payment or the repayment of the Debentures. Thus, if NorAm fails to make the required payments on the Debentures, the Holders will have no recourse against specific assets of NorAm.

2.05. Absence of Public Market for Debentures. There is no market for the Debentures, and it is extremely unlikely that a trading market will develop for them. Accordingly, even in the absence of transfer restrictions, it is unlikely that a Holder will be able to readily dispose of the Debentures. Each Holder must, therefore, be prepared to hold the Debentures until they are fully redeemed.

2.06 Low Volume and Volatility of Common Stock. Although NorAm's Class A Common Stock is quoted on the NASDAQ OTCBB, the volume of stock traded has been very low and the price volatility has been very high. Over the last twelve months approximately 228,000 shares have traded, and the price per share has ranged from $0.07 to $0.75.

2.07 Transfer Restrictions. The Debentures (and the Common Stock that the Debentures are convertible into) are being offered without registration under the Securities Act of 1933 (the "**Act**"), the Texas Securities Act, as amended, (the "**Texas Act**") or any other applicable state securities laws. These securities are being offered and sold in reliance upon an exemption from registration afforded by Section 4(2) (transactions not involving any public offering) of the Act, Sections 5.I and 5.T of the Texas Act. The Common Stock and the Debentures may not be sold or transferred by a Holder in the absence of an effective registration under the Act and any applicable state securities laws or an opinion of counsel acceptable to the NorAm that such registration is not required.

ARTICLE 3

COVENANTS OF THE COMPANY

NorAm hereby covenants and promises to Holders as follows:

3.01. Salaries of Renteria and Cofall. NorAm covenants and agrees that the salary and bonus compensation paid to Renteria and Cofall shall at all times be reasonable and the annual amount payable to each shall not exceed the Agreed Executive Compensation, as hereafter defined. For purposes of this Agreement, "***Agreed Executive Compensation***" shall mean a Approved Base Salary plus an Approved Bonus. "***Approved Base Salary***" shall mean the annual base salary from time to time set by the Board of Directors of NorAm for Renteria and/or Cofall (which may not necessarily be equal in amount) of not more than $200,000 . "Approved Bonus" shall mean a quarterly bonus approved by the Board of Directors for each of Renteria and/or Cofall (which may not necessarily be equal in amount) of not more than 4% of Gross Margin. "***Gross Margin***" means the revenue of NorAm less all direct costs of sales.

3.02 Key Man Life Insurance on Renteria. At all times NorAm agrees to maintain valid term life insurance on Renteria in an amount at least equal to the total Face Amount outstanding of the Debentures.

3.03 Additional Debentures. So long as the Debentures are outstanding, NorAm agrees not to issue additional debentures having terms on a par with or superior to the Debentures without the prior written approval of the Holders. This limitation shall not be interpreted as restricting NorAm from entering into secured or unsecured leases, purchase money obligations or bank lines of credit.

3.04. Board of Directors Position. Renteria and Cofall agree to cause their affiliates to vote their shares of Common Stock of NorAm in favor of a person nominated by Holders, for one seat on the Board of Directors. It is contemplated that such person will be Danny Stewart, but another person may be nominated by Holders, provided such other person is acceptable to either Renteria or Cofall.

3.05. Termination of Covenants. The covenants set forth in this Article 3 shall automatically terminate upon the earlier of (i) Maturity and repayment of the Face Amount of the Debentures, or (ii) conversion of the Debentures into Common Stock and cumulative amounts paid or distributed with respect to the Debentures and the Common Stock (by way of interest or dividends or redemption) equal to or greater than the original Face Amount of the Debentures.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

In order to induce NorAm to enter into this Agreement, Holders represent, warrant, and covenant to NorAm, effective as of the date of this Agreement and again as of the Closing Date, as follows:

4.01. Representations and Warranties in Subscription Agreement. Holders reaffirm the representations and warranties set forth in Exhibit "B" attached hereto and made a part hereof. Specifically, Holders represent that they are "accredited investors" as that term is defined under the Act or the regulations thereunder.

4.02 Experience and Knowledge. Holders have such knowledge and experience in financial and business matters that Holders are capable of evaluating the merits and risks of an investment in the Debentures of NorAm.

4.03 Information Provided. Holders have received and have read NorAm's most recent Form 10-KSB annual report for the fiscal year ended September 30, 2008 and Form 10-Q quarterly report for the three month period ended December 31, 2008, on file with the SEC (all such reports, the "**Public Information**"). Holders have received and read this Agreement, including all exhibits annexed hereto, and Holders confirm that all documents, records and books pertaining to Holders' proposed investment in NorAm have been made available to Holders. Holders have had an opportunity to ask questions of and received satisfactory answers from NorAm or any person or persons acting on NorAm's behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the

full satisfaction of the Holders. Holders have received no representations or warranties from NorAm or its directors, officers, employees or agents, other than those contained in the Public Information or this Agreement.

4.04 Speculative Investment. Holders represents that (i) it has been called to Holders's attention, by those individuals with whom Holders has dealt in connection with Holders's investment in NorAm, that Holders's investment in NorAm is speculative and involves a degree of risk of loss by Holders of Holders's entire investment in NorAm and that Holders must bear the economic risk of such investment for an indefinite period of time with respect to the Debentures and the Common Stock because there is no market or currently a very limited market for such instruments, and (ii) no assurances are or have been made regarding any economic advantages (including tax) that may inure to the benefit of the Holders. Holders are able to bear the economic risk of the investment in the securities subscribed for, and Holders have sufficient net worth to sustain a loss of Holders's entire investment in NorAm without economic hardship if such a loss should occur;

4.05 No Assurance of NorAm Profits or Common Stock Investment. Holders acknowledge and are aware that it never has been represented, guaranteed, or warranted to Holders by any NorAm, its directors or officers, its agents or employees, or any other person, expressly or by implication, any of the following: (i) the approximate or exact length of time that Holders will be required to remain as owner of the Common Stock; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the investment in the Common Stock or (iii) that any future projections of NorAm will in any way indicate the predictable results of the ownership of securities or of the overall financial performance of NorAm.

ARTICLE 5

GENERAL

5.01. Notices. All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally or by nationally recognized overnight courier to the party or parties to whom notice is to be given, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the party to whom notice is to be given at the address set forth below or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose. All notices and other communications shall be given as follows:

NorAm:

NorAm Capital Holdings, Inc.
P.O. Box 9250
Dallas, Texas 75209

Holders:

At the addresses shown underneath each Holder's signature.

5.02. Integrated Agreement. This instrument contains and constitutes the entire agreement between and among the parties herein and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. There are no agreements, understandings, restrictions, warranties or representations among the parties relating to the subject matter hereof other than those set forth or referred to herein. All exhibits attached hereto and all schedules delivered pursuant hereto are hereby incorporated herein and made a part of this Agreement. This instrument is not intended to have any legal effect whatsoever, or to be a legally binding agreement or any evidence thereof, until it has been signed by all parties hereto. Any reference to this Agreement shall be deemed to also refer to the exhibits, schedules, and attachments hereof.

5.03. Construction. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained herein.

5.04. Invalidity. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provisions shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provisions while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.

5.05. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

5.06 Litigation Expense. In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the other parties to such action such party's reasonable attorneys' and accountants' fees, court costs and other expenses incidental to such litigation.

5.07 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

5.08 Amendment and Waiver. This Agreement may be amended at any time, but only by an instrument in writing executed by both parties hereto. A party hereto may waive any requirement to be performed by the other party, provided that such waiver shall be in writing and executed by the party waiving the requirement.

5.09. Time of Essence. Time shall be of the essence with respect to the performance by the parties hereto of their respective obligations hereunder.

5.10. Negation of Third-Party Beneficiary. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement.

5.11. Survival of Representations and Warranties. The representations, covenants, and warranties contained in this Agreement shall survive the Closing Date for a period of two (2) years and shall be true on and as of the Closing Date as provided herein as if specifically made thereon. However, the survival period shall be tolled and suspended at such time and for any period of time at or during which (i) any party hereto gives notice of a claim for a breach of a representation, warranty, covenant, or indemnity prior to the expiration date of the survival period, or (ii) any such breach of a representation, warranty, covenant, or indemnity occurs and involves fraud or willfulness, and (iii) the breach of any such representation, warranty, covenant, or indemnity has been within the actual knowledge of the offending as to the nature and extent of the matter giving rise to the breach.

5.12. Governing Law. This Agreement has been made and entered into in Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas, and the obligations of the parties hereunder are performable in Dallas County, Texas. Each of the parties hereby irrevocably consents and submits to the exclusive jurisdiction of the courts of Dallas County, Texas in any proceeding brought to construe or enforce, or otherwise affecting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed below.

NORAM:

NORAM CAPITAL HOLDINGS, INC.,
a Delaware corporation

By:________________________
Anthony Renteria, Chief Executive Officer

By:________________________
Daniel M. Cofall, Chief Financial Officer

PURCHASERS:

________________________ Face Amount: $150,000
James R. Stewart
7807 Redbird Valley
San Antonio, Texas 75229

SSN:________________________

____
Patricia M. Stewart

SSN:________________________

AS TENANTS IN COMMON

________________________ Face Amount: $150,000
Daniel Stewart

SSN:________________________

JOINED IN FOR PURPOSES OF SECTION 3.04, BY:

Daniel M. Cofall

Anthony J. Renterial